UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2011

SeaBright Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34204	56-2393241
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 4 th Avenue, Suite 2600
Seattle, Washington 98101
(Address of Principal executive offices, including Zip Code)

206-269-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2011, Scott H. Maw notified SeaBright Holdings, Inc. (the “Company”) of his decision to resign as senior vice president, chief financial officer and assistant secretary of the Company effective August 5, 2011. Mr. Maw will assist in the transition of his duties for the duration of his employment with the Company. Mr. Maw is leaving to accept a senior level position with another company. No disagreement existed between the Company and Mr. Maw.

The board of directors of the Company intends to initiate a search for a successor to the chief financial officer position and has appointed Mr. M. Philip Romney, the Company’s Principal Accounting Officer, to serve as acting principal financial officer, effective upon Mr. Maw’s departure, until a replacement for Mr. Maw can be found.

A copy of the press release dated July 13, 2011 announcing Mr. Maw’s resignation from the Company is attached to this current report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

      (d) Exhibits

The list of exhibits in the Exhibit Index to this report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABRIGHT HOLDINGS, INC.
By:	/s/ John G. Pasqualetto
John G. Pasqualetto
Chairman, President and Chief Executive Officer

Date: July 13, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 13 , 2011.